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                                                                     Exhibit 5.1

                             Andrews & Kurth L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002

                               September 19, 2002

BJ Services Company
5500 Northwest Central Drive
Houston, Texas 77092

RE:      Registration Statement on Form S-3, as amended
         Convertible Senior Notes Due 2022

Ladies and Gentlemen:

     We have acted as counsel to BJ Services Company, a Delaware corporation (the "Company"), in connection with the issuance by it of $516,350,000 principal amount at maturity of its Convertible Senior Notes due 2022 (the "Notes"), pursuant to an Indenture, dated as of April 24, 2002 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"), and in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement (as defined below). The Notes and the up to 7,725,422 shares (the "Shares") of common stock, par value $0.10 per share, issuable upon conversion of the Notes, subject to adjustment as provided in the Indenture, are being registered for resale by the holders thereof under the Securities Act of 1933, as amended (the "Act") pursuant to a Registration Statement on Form S-3 (the "Registration Statement").

     In arriving at the opinions expressed below, we have examined (i) the Certificate of Incorporation and Bylaws of the Company, as amended to date, (ii) the Registration Statement, as amended to date, including the form of prospectus included therein and the documents incorporated by reference therein, (iii) the Indenture and (iv) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and certificates of public officials, officers and representatives of the Company and other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies, (iv) the authenticity and completeness of all documents supplied to us as originals, and (v) as to the forms of all documents in respect of which forms were filed with the Commission or incorporated by reference as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution (or, in the case of the Trustee in respect of the Notes, authentication) and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In conducting our examination of documents, we have further assumed that (A) except as to the Company with

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respect to the Federal Laws of the United States, the laws of the State of New
York and the General Corporation Law of the State of Delaware, all parties to such documents have obtained all requisite third party and governmental consents, authorizations and approvals, and made all registrations and filings, necessary to execute and deliver, and perform their respective obligations under, such documents, and (B) the execution, delivery and performance of such documents do not and will not, violate, or require any consent under, the organic documents of any party thereto (other than the Certificate of Incorporation and Bylaws of the Company) or any law, rule, regulation, consent, order, writ, injunction or decree, or any agreement, indenture or other contractual restriction, applicable to any such person. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company and others.

     Based upon and subject to the foregoing and subject also to the other qualifications and limitations set forth herein, we are of the opinion that:

     (1) The Notes have been duly authorized, executed, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as may be limited by the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity, including, without limitation, reasonableness, materiality, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     (2) The Shares initially issuable upon conversion of the Notes have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Notes and the Indenture, will be duly and validly issued, fully paid and non-assessable.

     This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. We express no opinion other than as to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws) and, to the extent applicable, the Federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                Very truly yours,

                                /s/ Andrews & Kurth L.L.P.